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                                                                     EXHIBIT 4.4


                                   AMENDMENT
                                     TO THE
                           ARKANSAS BEST CORPORATION
                               STOCK OPTION PLAN


         The Arkansas Best Corporation Stock Option Plan (the "Plan") is hereby amended as follows:

         The Plan is hereby amended by deleting Section 4(b) in its entirety and replacing it with the following:

                 Members of the Committee shall be specified by the Board of Directors, and shall consist solely of Disinterested Directors and as such shall not be eligible to receive options to purchase Common Stock pursuant to Section 4(a) of the Plan. On May 12, 1994, and on the first trading day after (i) January 1, 1995, and (ii) each January 1st thereafter, each Disinterested Director serving as a Committee Member shall automatically be granted non-qualified options to purchase 7,500 shares of the Company's Common Stock at an exercise price per share equal to the closing price of the Common Stock on the date of such automatic grant. This Section 4(b) shall not be amended more than once each six months, other than to comport with changes in the Code or the rules promulgated thereunder.

         IN WITNESS WHEREOF, Arkansas Best Corporation, acting by and through its officers hereunto duly authorized, has executed this Amendment to the Plan, to be effective the 10th day of May, 1994.

                                   ARKANSAS BEST CORPORATION


                                   By: /s/ Robert A. Young III
                                      ----------------------------------------
                                       Robert A. Young III
                                       President and Chief Executive Officer





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                                   AMENDMENT
                                     TO THE
                           ARKANSAS BEST CORPORATION
                               STOCK OPTION PLAN


         The Arkansas Best Corporation Stock Option Plan (the "Plan") is hereby amended as follows:

         1. The Plan is hereby amended by replacing the number "1,000,000" with the number "2,000,000" in the first sentence of Section 3.

         2. The Plan is hereby amended by adding the following to the end of Section 5:

                 "In connection with the granting of options under this Plan, the aggregate number of shares of Common Stock issuable to any single Optionee shall not exceed the number of shares subject to the Plan referred to in Section 3."

         IN WITNESS WHEREOF, Arkansas Best Corporation, acting by and through its officers hereunto duly authorized, has executed this Amendment to the Plan, to be effective the 9th day of May, 1995.

                                   ARKANSAS BEST CORPORATION


                                   By: /s/ Robert A. Young III
                                      ----------------------------------------
                                       Robert A. Young III
                                       President and Chief Executive Officer